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EXHIBIT NO. 4.1

                              SUREQUEST SYSTEMS, INC.

                         2002 STOCK OPTION AND GRANT PLAN

SureQuest Systems, Inc., a Nevada corporation, (the "Company"), hereby adopts this 2002 Stock Option and Grant Plan (the "Plan") this 30th day of January, 2002, under which Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Common Stock in Lieu of Cash Compensation Awards ("Awards") of the Company may be granted from time to time to employees and consultants of the Company or its subsidiaries, if any. In addition, at the discretion of the board of directors, awards may from time to time be granted under this Plan to other individuals who contribute to the success of the Company or its subsidiaries, if any, and are not employees of the Company, all on the terms and conditions set forth herein.


SECTION 1.

                   GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assisting in the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. It is designed to aid the Company in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who are perceived by management as having contributed to the success of the Company or who are important to the continued business and operations of the Company. The above aims will be effectuated through the granting awards, subject to the terms and conditions of this Plan.

The following terms shall be defined as set forth below:

"Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Administrator" is defined in Section 2(a).

"Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Common Stock in Lieu of Cash Compensation Awards.

"Board" means the Board of Directors of the Company as constituted from time to time.

"Change of Control" is defined in Section 13.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

"Committee" means the Committee of the Board referred to in Section 2.

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"Common Stock in Lieu of Cash Compensation Award" means Awards granted pursuant to Section 7.

"Company" means SureQuest Systems, Inc.., a Nevada corporation, and any successor thereto.

"Effective Date" means the date on which the Plan is initially approved by the Board of Directors as set forth in Section 14.

"Fair Market Value" on any given date means the last sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reported by Nasdaq Bulletin Board or, if applicable, the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

"Incentive Stock Option" means any Stock Option that is intended to qualify as and is designated in writing in the related Option Award agreement as intending to constitute an "incentive stock option" as defined in Section 422 of the Code.

"Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

"Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

"Restricted Stock Award" means Awards granted pursuant to Section 6.

"Stock" means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.

"Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

"Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2.

              ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT
                       PARTICIPANTS AND DETERMINE AWARDS

(a) COMMITTEE. The Plan shall be administered by either the Board or a committee of not fewer than two (2) Independent Directors (in either case, the "Administrator"). Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule. From and after the date the Company becomes subject to Section 162(m) of the Code with respect to compensation earned under this Plan, each member of the Committee shall also be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The interpretation and construction of the terms of the Plan by the Board or a duly authorized committee shall be final and binding on all participants in the Plan absent a showing of demonstrable error. No member of the Board or duly authorized committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

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(b) POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Common Stock in Lieu of Cash Compensation Awards or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(iii), to extend at any time the post-termination period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator's sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan participants.

(c) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Administrator may delegate to the Chief Executive Officer and/or the President of the Company (provided that such officer is a member of the Board of Directors) all or part of the Administrator's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code, PROVIDED, however, that the number of shares of Stock underlying Awards made by the Chief Executive Officer and/or the President shall not exceed, in the aggregate, twenty-five percent (25%) of the number of shares of Stock available for issuance under the Plan.

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SECTION 3.

                  STOCK ISSUABLE UNDER THE PLAN; TERM OF PLAN;
                 RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan initially shall be 5,000,000 shares of Stock. In addition, if any portion of an Award is forfeited, cancelled, or reacquired by the Company or is satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) TERM OF PLAN. No Awards shall be made after January 1, 2012.
Notwithstanding the foregoing, Stock Options granted hereunder may, except as otherwise expressly provided herein, be exercisable for up to ten years after the date of grant.

(c) RECAPITALIZATIONS. Subject to the provisions of Section 12, if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator may make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the total number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) SUBSTITUTE AWARDS. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4.

                                  ELIGIBILITY

Awards under the Plan may be granted to employees, including officers, and directors of the Company or its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company, but performed bona fide services to the Company, as may be deemed in the best interest of the Company by the Board or a duly authorized committee. These

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individuals may be referred to as consultants or key persons.  Such services to the Company or a subsidiary shall not be in connection with the offer or sale of securities in a capital-raising transaction. Such Awards shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Board or a duly authorized committee, all as may be within the general provisions of this Plan.


SECTION 5.

                                 STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of
Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) STOCK OPTIONS GRANTED TO ELIGIBLE PERSON. The Administrator in its discretion may grant Stock Options to those persons eligible to receive Optons under this plan. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the participant's election, subject to such terms and conditions as the Administrator may establish, as well as in addition to other compensation.

(i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant.

(ii) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant. The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the written provisions of the Option. In no event may an Option be exercised after the expiration of its term.

(iii) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; PROVIDED, however, that (A) Stock Options granted in lieu of compensation shall be exercisable in full as of the grant date unless the Administrator otherwise provides in the Award agreement, and (B) all Stock Options must be exercised within three (3) years of the date they become exercisable or they shall automatically expire, and PROVIDED FURTHER that (1) no holder of a Stock Option may exercise any Stock Options during any period in which such person is in breach of any noncompetition agreement or covenant such person has with the Company as determined by the Administrator, and (2) if any such holder fails to cure any such breach within thirty (30) days of written notice thereof, all

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Stock Options held by such person shall thereupon be forfeited. The
Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D) By the optionee delivering to the Company a promissory note if the Administrator has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; PROVIDED that any such promissory note shall bear interest at market rates, as determined by the Administrator, if the promissory note exceeds sixty (60) days. Payment instruments will be received subject to collection.

The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(v) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(c) NON-TRANSFERABILITY OF OPTIONS. Except as otherwise set forth in the following sentence, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, an optionee may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, PROVIDED that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option agreement.

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(d) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement, or subject to Section 15 below, in writing after the Award agreement is issued, an optionee's rights in all Stock Options shall automatically terminate sixty (60) days following optionee's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.


SECTION 6.

                              RESTRICTED STOCK AWARDS

(a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the participant executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b) RIGHTS AS A STOCKHOLDER. Upon execution of the Restricted Stock Award agreement and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award agreement. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the participant or the participant's legal representative. The Company must give notice within ninety (90) days after termination of employment if the Company desire to exercise this option. The Company may repurchase the shares with a note payable in equal annual installments over a five year period with interest at the prime rate at the time of repurchase.

(d) VESTING OF RESTRICTED STOCK. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Additionally, at the Administrator's discretion, the vesting can be accelerated upon the achievement of specified performance goals. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a participant's rights in any shares of Restricted Stock that have not vested

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shall automatically terminate upon the participant's termination of employment (or other business relationship) with the Company and its Subsidiaries for any reason and such shares shall be subject to the Company's right of repurchase as provided in Section 6(c) above.

(e) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Stock) of dividends paid on the Restricted Stock.

(f) LIMIT ON RESTRICTED STOCK AWARDS. No more than 25% of the shares of Stock reserved for issuance under the Plan may, in any Plan year, be used for Restricted Stock Awards.


SECTION 7.

               COMMON STOCK IN LIEU OF CASH COMPENSATION AWARDS

(a) GRANTS OF COMMON STOCK PAYABLE IN LIEU OF CASH. The Administrator may grant shares of Stock available for issuance under the Plan to an eligible participant in lieu of cash compensation earned by the participant under a short- or long-term incentive plan of the Company (an "Other Incentive Plan), PROVIDED, however, that the award made under the Other Incentive Plan allows for satisfaction of such award by payment of Stock in lieu of cash compensation. Additionally, shares of Stock may be granted if specified performance goals established by the Administrator are met, provided that the performance goals so established meet the requirements of Section 162(m) of the Code and that the Administrator certifies that the performance goals have been met. In the event of a grant of shares of Stock in lieu of cash compensation, such grant shall be conditioned upon the participant's irrevocable election to waive receipt of all or a portion of the cash compensation otherwise payable, which waiver shall constitute payment in full by such participant for the shares of Stock granted in lieu of such cash compensation. All shares of Stock granted under this Section 7 shall be without restriction.

(b) DATE OF GRANT. Stock granted in lieu of cash compensation shall be granted to each participant on the date the waived cash compensation would otherwise by paid, provided, however, that with respect to a participant who is subject to Section 16 of the Act, if such grant date is not at least six months and one day from the date of the election, the grant shall be delayed until the date which is six months and one day from the date of the election (or the next following business day, if such date is not a business day) to the extent necessary to conform to the requirements for exempt purchases under Rule 16b-3 of the Act.

(c) NUMBER OF SHARES. The number of shares of Stock granted in lieu of cash compensation shall be determined by dividing the amount of the waived cash compensation by the Fair Market Value of the Stock on the date the Stock is granted. Such Stock shall be granted for the whole number of shares so determined; the value of any fractional share shall be paid in cash.


SECTION 8.

                                TAX WITHHOLDING

(a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes

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includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company's obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

(b) PAYMENT IN STOCK. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.


SECTION 9.

                        TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.


SECTION 10.

                          AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan, and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's written consent. The Administrator may provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, but no such action shall adversely affect rights under any outstanding Award without the holder's written consent. If and to the extent determined by the Administrator to be required by (a) the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or ensure that compensation earned under Stock Options granted under the Plan qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, or (b) the rules of the Nasdaq bulletin board Stock Market, Plan amendments shall be subject to approval by the Company's stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Board's authority to take any action permitted pursuant to Section 3(c) or 3(d).

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SECTION 11.

                                 STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.


SECTION 12.

                     CHANGE OF CONTROL AND MERGER PROVISIONS

(a) In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation or dissolution of the Company or in the event of a corporate reorganization of the Company (in each case, a "Transaction"), the Board, or the board of directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof), and/or
(ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all vested Awards, other than Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account any and all consideration payable per share of Stock pursuant to the Transaction (the "Transaction Price") and all Stock Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Stock Options. In addition, the Board, or the board of directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, permit each participant, within a specified period determined by the Board prior to the consummation of the Transaction, to exercise all outstanding Stock Options, including those that are not then exercisable, subject to the consummation of the Transaction.

(b) Upon the occurrence of a Change of Control as defined in Section 17(c) below, unless otherwise specified in the Award instrument, unless otherwise determined by the Board in office immediately prior to such Change of Control or specified in the Plan Award instrument, each Award outstanding shall be accelerated, such that all Stock Options shall become fully exercisable and the restricted period on all shares of Restricted Stock shall terminate immediately.

(c) "Change of Control" shall be defined as any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Act) of the foregoing persons, or any trustee, fiduciary or other person or entity holding securities under any employee benefit

                                                                         Page 14
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plan or trust of the Company or any of its Subsidiaries), together with all
"affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (other than as a result of an acquisition of securities directly from the Company).

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing paragraph solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing paragraph to 25% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing paragraph.


SECTION 13.

                               GENERAL PROVISIONS

(a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) DELIVERY OF STOCK CERTIFICATES. Stock certificates to be delivered to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

(c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any employee any right to continued employment with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

(d) TRADING POLICY RESTRICTIONS. Sale of Stock aquired pursuant to an Option or other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

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SECTION 14.

                             EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately on adoption by the board of directors of the Company (the "Board")


SECTION 15.

                                 GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: January 30, 2002

DATE APPROVED BY SHAREHOLDERS: _________________














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